SECURITIES PURCHASE AGREEMENT

Green China Resources, Inc.
11F, Tower A, Building No. 1 GT International Center
Jia3 Yongandongli, Jianguomenwai Avenue,
Chaoyang District, Beijing 100022, PRC

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement is made as of the date set forth below between Green China Resources, Inc., a British Virgin Islands company (the "Company"), and the Investor for an aggregate investment of USD$1,073,792 ("Purchase Price"), pursuant to the attached terms.

2. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor 5,070,000 ordinary shares, no par value, of the Company for the Purchase Price (the "Shares").

3. The Purchase Price will be paid as follows: (i) the amount equivalent to $.01 per share, equal to US$50,700, will be paid to the Company at the time of the signing of this Securities Purchase Agreement, and (ii) the balance of the Purchase Price, equal to USD$1,023,092, will be paid when the Company completes its financing through the sale of additional ordinary shares in which it raises at least USD$10,000,000. The Shares will not be considered fully paid and non-assessable until the full Purchase Price is paid. The undersigned acknowledges that if the full Purchase Price is not paid, time being of the essence, then the Company will not be obligated to issue and deliver any Shares under this Securities Purchase Agreement. Until the Purchase Price is paid in full, the undersigned hereby grants to the Company a first priority security interest in the Shares, and the Company is entitled to retain (or not issue) the Shares until the full Purchase Price is paid, to perfect the security interest hereby granted. The Company may cancel the Shares and return them to the status of unissued ordinary shares of the Company in full satisfaction of its security interest, without notice to the undersigned.

4. Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: January 3rd, 2010

By: ____________

Name: Chaldon Ltd
Title: Director

Address:

Deltec House

Nassau - Bahamas

495891.1

AGREED AND ACCEPTED:

Green China Resources, Inc.

By: ______________________
Name: Jean Chalopin
Title: Chief Executive Officer

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Annex I

Terms and Conditions for Purchase of Securities

1. **Representations and Warranties of the Investor**. The Investor hereby represents and warrants to the Company as of the date hereof and the Closing Date, as follows:

Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor understands that the Shares are "restricted securities" and have not been registered under the Securities Act and is acquiring the Shares in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of the Shares and has no arrangement or understanding with any other persons regarding the distribution of the Shares; (iii) the Investor understands that the Shares will be "restricted securities" when issued and will not have been registered under the Securities Act and will be acquiring the Shares in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of the Shares and has no arrangement or understanding with any other persons regarding the distribution of the Shares; and (iv) the Investor has, in connection with its decision to purchase the Shares, relied upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports. The Investor understands that the issuance of the Shares to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

Power. The Investor has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

Authorization; Validity. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by any necessary corporate or similar action on the part of the Investor. This Agreement has been duly executed by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

Additional Acknowledgement. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person, that it is relying solely upon the representations and warranties of the Company set forth in this Agreement in making its investment decision, and that it is not acting in concert with any other person in making its purchase of the Shares hereunder.

2. Transfer Restrictions; Legends. Certificates evidencing the Shares shall each bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form, until such time as they are not required:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, or (iii) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to: Green China Resources, Inc.
11F, Tower A, Building No. 1 GT International Center
Jia3 Yongandongli, Jianguomenwai Avenue,
Chaoyang District, Beijing 100022, PRC

with a copy to: Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York 10022
Attention: Andrew D. Hudders, Esq.
Facsimile: (212) 754-0330

(b) if to the Investor, at its address on the signature page to the Securities Purchase Agreement.

4. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

5. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

6. Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all

prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7. **Governing Law; Jurisdiction.** This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to principals of conflict of laws. The parties (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of the State of New York, County of New York, (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consent to the jurisdiction of the courts of the State of New York, County of New York, in any such suit, action or proceeding, and further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon them in any such suit, action or proceeding.

8. **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

9. **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by merger).

10. **Severability.** If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

11. **Remedies**. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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